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                                                                    Exhibit 23.2

                       Consent of Independent Accountants

The Board of Directors of TiVo Inc.:


         As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated March 2, 2001 included in TiVo Inc.'s Form 10-K for the one month ended January 31, 2001 and for each of the three years in the period ended December 31, 2000 and to all references to our Firm included in this registration statement.



/s/ ARTHUR ANDERSEN LLP
San Francisco, California

September 11, 2001